Exhibit (j)(1)

                                CUSTODY AGREEMENT
                                -----------------

               This Agreement is made on the 28th day of September, 2000 between

               (A) DEUTSCHE BANK AG, a company incorporated in the Federal Republic of Germany, having its Asia Pacific Head Office at No. 6 Shenton Way, #09-08 DBS Building Tower Two, Singapore 068809 (the "Bank"), and acting through its branch(es) as stated in Schedule I of this Agreement (each relevant branch shall be known as "Branch"; and Deutsche Bank AG acting through each Branch shall be known as the "Bank")

               (B)  The subsidiary(ies) of Deutsche Bank AG as stated in
Schedule I of this Agreement (the "Subsidiary") (the relevant Branch or Subsidiary shall hereinafter be referred to as the "Bank"); and

               (C) THE INDIA FUND, INC., a corporation organized under the laws of the State of Maryland having its principal office at 200, Liberty Street, New York, New York 10221, USA (the "Client").

               1.  DEFINITIONS AND INTERPRETATION
                   ------------------------------

               1.1 "Authorised Person(s)" means any party (including a person or a corporate entity) which has been authorised by the Board of Directors of the Client and designated by written notice from the Client to act on the Client's behalf in the performance of any acts, discretions or duties under this Agreement;

               "Branch" means any branch of the Bank specified in Schedule I of this Agreement.

               "Cash" means any cash from any source and in any currency held from time to time by the Bank under the terms of this Agreement.

               "Securities" include bonds, notes, shares, units of mutual funds, certificates of deposit, futures, foreign exchange contracts, or other securities and instruments, and rights or property which may at any time accrue or be offered (whether by way of bonus, redemption, dividends, conversion, option or otherwise) in respect of any of the foregoing, and any certificates, options, receipts, warrants or other instruments (whether in registered or unregistered form) representing rights to receive, purchase or subscribe for any of the foregoing or evidencing or representing any other rights or interests therein (including, without limitation, any of the foregoing constituted, evidenced or represented by an entry in the records of the issuer or a depository) which may from time to time be held by the Bank under the terms of this Agreement.

               "Subsidiary" means any subsidiary of the Bank specified in
Schedule I of this Agreement.

               1.2 The expression "Agreement" shall include this Custody Agreement and any schedule or annex or Instructions applicable hereto.

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               2.  APPOINTMENT OF CUSTODIAN
                   ------------------------

               The Client hereby appoints the Bank as custodian of all Securities and Cash of Client which are delivered to and accepted by the Bank pursuant to the terms and conditions set forth herein. The Bank hereby accepts such appointment as custodian and agrees to perform the duties thereof as hereinafter set forth.

               The Client authorises the Bank to establish on the terms of this Agreement and in each location stated in Schedule I, a custody account or accounts including subaccounts for the Client's customers (the "Custody Account") in the name of the Client, for the deposit of any Securities from time to time received by the Bank for the account of the Client, and a cash account or accounts including any subaccounts for the Client's customers (the "Cash Account") and together with the Custody Account, the "Account" in the name of the Client for the deposit of Cash from time to time received by the Bank for the account of the Client, whether by way of deposit or arising out of or in connection with any Securities.

               3.  REPRESENTATIONS AND WARRANTIES
                   ------------------------------

               (i) Each of the Bank and the Client hereby represents and warrants to the other that:

               (a) during the term of this Agreement it (and, if applicable, any person on whose behalf it may act as agent or otherwise in a representative capacity) has and will continue to have full capacity and authority to enter into this Agreement and to carry out the transactions contemplated herein, and has taken and will continue to take all action (including, without limitation, the obtaining of all necessary corporate approvals and governmental consents in any applicable jurisdiction) to authorise the execution, delivery and performance of this Agreement;

               (b) the terms of this Agreement do not constitute a breach of any obligations by which it is bound whether arising by its constitutional documents, any contract or operation of law;

               (c) this Agreement, when executed and delivered, will be binding upon it in accordance with its terms.

               (ii)  The Bank further represents and warrants to Client, that:

               (a) if the Bank, a Branch or a Subsidiary is a "U.S. person" within the meaning of Regulation S under the Securities Act of 1933, as amended, such Bank, Branch or Subsidiary shall be qualified as a custodian under Section 26(a) of the Investment Company Act of 1940 (the "1940 Act") and warrants that each of the Bank, each Branch and each Subsidiary will remain so qualified or upon ceasing to be so qualified, the Bank shall promptly notify Client in writing;

               (b) each of the Bank, each Branch and each Subsidiary shall at all times keep segregated on its books, from its own property and that of its other customers, all Securities and Cash of the Client [other than Securities which are maintained through a Securities System];

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               (c)  none of the Bank, any Branch or any Subsidiary shall effect any transfer between the Account and any other account without instructions to the Bank from the Client; and

               (d) none of the Bank, any Branch or any Subsidiary shall lend any Securities or Cash held in the Account to any person or entity.

               Each party hereto agrees to deliver such documents, perform such further acts and execute such further documents as may reasonably be required in relation to this Agreement.

               4.  TRANSACTIONS NOT REQUIRING INSTRUCTIONS
                   ---------------------------------------

               Unless otherwise instructed pursuant to Section 15 hereof, the Bank is authorised by the Client to carry out the following transactions at the Client's expense relating to the Securities and/or Cash, and the Bank shall carry out the following transactions without requiring further instructions from the Client:

               (i) to complete and sign any affidavits, certificates of ownership or other certificates as may be required to obtain payments in respect of the Securities and Cash, and to execute any declarations and make such filings and pay such amounts from the Account as may be required by the tax or any other regulatory authority in any relevant jurisdiction, whether governmental or otherwise, and whether relating to ownership, income tax or capital gains, or any other tax, duty or levy and to make claims for tax refunds, if any, including without limitation as set forth in Section 14 (xiii) (and the Client further agrees to ratify and to confirm or to do, or to procure the doing of, such things as may be necessary to complete or evidence the Bank's actions under this sub-clause (i) or otherwise under the terms of this Agreement);

               (ii) (a) to collect and receive on a timely basis, for the account of the Client, all income and other payments and distributions in respect of the Securities and/or Cash, and credit the same to the relevant Account;

               (b) to take any action necessary and proper in connection with the receipt of income and other payments and distributions as are referred to in sub-clause (ii)(a) above, including (without limitation) the presentation of coupons and other interest items;

               (iii) (a) to receive and hold for the account of the Client any capital arising out of or in connection with the Securities and/or Cash whether as a result of its being called, redeemed, matured or retired or otherwise becoming payable (other than at the option of the holder thereof) and credit the same to the relevant Account;

               (b) to take any action necessary and proper in connection with the receipt of any capital as is referred to in sub-clause (iii)(a) above, including (without limitation) the presentation for payment of any Securities which become payable as a result of their being called, redeemed, matured or retired or otherwise becoming payable (other than at the option of the holder thereof) and the endorsement for collection of cheques, drafts and other negotiable instruments;

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               (iv)  to receive and hold for the account of the Client all
          Securities received by the Bank as a result of a stock dividend, share sub-division or reorganisation, capitalisation of reserves or otherwise;

               (v) to exchange interim or temporary receipts for definitive certificates, and old or overstamped certificates for new certificates;

               (vi) to make cash disbursements or payments for any transfer fees, taxes, duties, levies, expenses and/or any payments incurred in handling or in connection with the Bank's duties under this Agreement (except that no such disbursements shall be made for advisers' and other third parties' fees), and debit the same to the Cash Account or any other account of the Client with the Bank and for this purpose to do any necessary currency conversion at such rate to be determined by the Bank;

               (vii) to deliver to the Client daily transaction advices of all transfers to or from the Account and, at least monthly and from time to time regular statements of account showing the Securities and/or Cash held at such intervals as agreed by the parties; and

               (viii) to forward to Client as soon as practicable copies of all proxies, notices, reports, communications, information or other documents that the Bank or any Branch or Subsidiary actually receives relating to the Securities which requires discretionary action by the beneficial owner thereof;

               (ix) to perform such other actions that, pursuant to instructions from the Client, shall be deemed standing instructions to the Bank to so perform in specified circumstances, unless and until the Bank receives subsequent instructions to the contrary, and

               (x) appoint brokers and agents for any of the ministerial transactions involving the Securities described in (i) - (ix), including, without limitation, affiliates of the Bank.

               5.  TRANSACTIONS REQUIRING INSTRUCTIONS
                   -----------------------------------


               Without prejudice to the authority given to the Bank above, the Bank is authorised to carry out, and shall carry out any transactions whatsoever relating to the Securities and/or Cash upon receipt, and only upon receipt of specific instructions made by the Client pursuant to Section 15, including, without limitation, instructions to deliver or otherwise deal with the Securities (for example pursuant to any sale, surrender or conversion), or to make payment for and/or receive Securities purchased by the Client.

               6.  NOTICE OF RIGHTS ISSUES, GENERAL MEETINGS AND OTHER MATTERS
                   -----------------------------------------------------------

               The Bank shall forward to Client as soon as practicable copies of all notices, proxies, reports, communications, information or other documents that has actually been received by the Bank or any Branch or Subsidiary in

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respect of any bonus issues, rights issues, payment calls, takeover bids or general meetings of the issuers/companies in relation to the Securities or any other matter which requires discretionary action by the beneficial owner thereof, and the Client shall give the Bank instructions on a timely basis so that the Bank will have sufficient time to comply with the same. If the Bank does not receive any timely instructions from the Client, the Bank shall (i) with respect to any rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split, allow any such rights to lapse and
(ii) be authorised at its discretion to take or omit to take any other action (including the execution of any form of proxy to vote thereon) as it may reasonably deem advisable or expedient to be in the interest of the Client.

               Until the Bank receives Instructions to the contrary, and subject to the limitations contained in the Service Level Agreement, the Bank shall promptly vote in respect of Securities in the Account, and promptly execute such forms of proxy to vote thereon, for the purpose of electing directors or approving an independent auditor, in each case voting for management's recommendations.

               If requested, the Bank shall, on a reasonable efforts basis, endeavor to obtain any additional corporate communication such as annual or interim reports, proxy statements, meeting circulars or local language agendas, and forward them to the Client in the form obtained.

               7.  SEGREGATION, IDENTIFICATION AND REGISTRATION
                   --------------------------------------------

               7.1 To the extent possible, Securities which are deposited in a depository may be maintained with the depository in an account for the Bank's customers and the Bank warrants that neither the Bank nor any Branch or Subsidiary will mingle its own assets with such Securities held for the Client.

               7.2 Where Securities are physically held by the Bank or any Branch/Subsidiary, such Securities shall be physically segregated from the securities or other property of the Bank or any Branch/Subsidiary or of the other clients of the Bank or any Branch/Subsidiary.

               7.3 Provided always that the Securities and/or Cash whether held by the Bank or any Branch/Subsidiary or a depository shall be clearly identified in the Bank's records and in each Branch/Subsidiary's records as owned by and held on behalf of the Client.

               7.4 The Securities shall be registered as per the Client's instructions.

               7.5 Each of the Bank and each Branch or Subsidiary shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for the Account. All accounts, books and records of the Bank and each Branch or Subsidiary relating thereto shall be maintained and preserved in the form reasonably requested by Client. All such accounts, books and records relating to the Securities and Cash and each Branch or Subsidiary where the Securities are kept shall be open to inspection/audit at all reasonable times (subject to prior notice) during normal business hours by the auditors and representatives of the Client, provided that such inspection/audit is not in violation of any applicable laws. Whenever reasonably requested by the Client, the Bank shall furnish general audit reports with respect to the services

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provided by the Bank hereunder on the Bank's and each Branch's and Subsidiary's operational and security control. Records will be maintained in accordance with the law and regulations that are applicable to investment companies similar to the client.

               8.  CASH ACCOUNT PAYMENTS
                   ---------------------

               The Bank, upon receipt of Instructions, as defined in section 15 herein, shall be entitled to utilize the funds in the Cash Account to effect all payments required or authorized under this Agreement.

               9.  OVERDRAWN AMOUNTS
                   -----------------

               The Bank may at its discretion (without being obliged to do so) extend credit, banking facility or financial accommodation or advance monies to the Client for the purpose of meeting any payment or carrying out any instruction or for any purpose in connection with this Agreement (including facility for settlement of purchase or for advance of sale/redemption proceeds or coupon payment), in which event any liabilities owing pursuant thereto (i) shall be repayable by the Client on the Bank's demand (unless otherwise expressly agreed to by the Bank in writing) and (ii) shall bear interest and other charges at such rate(s) as the Bank customarily charges for similar extensions of credit.

               10.  CUSTODY ACCOUNT AND CASH ACCOUNT PROCEDURES
                    -------------------------------------------

               With respect to any transaction involving the Securities and/or Cash, the Bank will cause the Cash Account and/or the Custody Account to be credited or debited in accordance with normal market practice in the jurisdiction or market in which the transaction occurs.

               11.  WITHDRAWAL AND DELIVERY
                    -----------------------

               The Client may at any time subject to the other terms of this Agreement, demand withdrawal of all or any part of the Securities in the Custody Account and/or Cash in the Cash Account. Payments of Cash shall be made at the expense of the Client by banker's draft, telegraphic transfer, cheque or otherwise as instructed by the Client. Delivery of Securities will be made at the expense of the Client in such manner and at such location as instructed by the Client. Where necessary the Bank will on withdrawal transfer any Securities into the name of the Client or as the Client may direct at the expense of the Client.

               12.  APPOINTMENT OF SECURITIES SYSTEMS
                    ---------------------------------

               The Client authorizes the Bank and any Branch or Subsidiary to maintain Securities and Cash in the Account through a securities depositary or clearing agency or system in which the Bank or such Branch or Subsidiary participates (each, a "Securities System"); provided, however, that the Bank and such Branch or Subsidiary may only act under this Agreement through Securities Systems which qualify as an Eligible Securities Depository under Rule 17f-7 of the Investment Company Act of 1940, as amended.

               (i) With respect to Securities and Cash ("Property") in the Accounts which are maintained by the Bank through a Securities System:

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               (a)  The Bank shall identify on its books such Property as being maintained for the account of the Bank for the Client.

               (b) Any Property maintained through a Securities System for the account of the Bank will be subject only to the instructions of the Bank.

               (c) Property deposited with a Securities System will be maintained in an account/accounts holding only assets of the customers of the Bank, unless precluded by applicable law, rule or regulation.

               (d) The Bank shall provide the Client with any report obtained by the Bank on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

               (e) Securities deposited with a Securities System shall be held subject to the rules and operating procedures of such party and any applicable laws and regulations whether of a governmental authority or otherwise;

               The Client understands that the Bank may not be able to exercise discretion in the selection or monitoring of a Securities System, or in the negotiation of contractual provisions with the same.

               13.  MISCELLANEOUS
                    -------------

               The Client agrees and understands that the Bank may have banking relationships with or interests in companies whose Securities are held in the Custody Account or which are purchased or sold for the Custody Account.

               14.  SCOPE OF RESPONSIBILITY; STANDARD OF CARE
                    -----------------------------------------

               (i) The Bank shall use reasonable care with respect to the safekeeping of Securities and Cash and in the performance of its duties under this Agreement but shall not be responsible for any loss or damage suffered by the Client as a result of the Bank performing such duties or for any act or omission in respect of any instructions and/or under this Agreement unless the same results from negligence or wilful misconduct or bad faith on the part of the Bank, in which event the Bank's liability shall not exceed Client's direct damages to be determined based on, among other things the market value of the relevant Securities and/or Cash at the time of the Client's discovery of the loss or damage. The Client shall promptly inform the Bank in writing of such loss or damage and shall take steps to mitigate such loss or damage;

               The Bank shall be liable to Client for any loss which occurs as the result of failure of a Branch or Subsidiary to exercise reasonable care with respect to the safekeeping of the Securities and Cash and any other duties delegated to such Branch or Subsidiary to the same extent as if the Bank committed such failure itself. With respect to a Securities System, the Bank shall only be responsible or liable for losses arising from employment of such Securities System caused by the negligence, willful misconduct or bad faith of the Bank or any Branch or Subsidiary or any of their respective employees or agents;

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               (ii)  Upon receipt of each and every transaction advice and/or statement of account supplied to it by the Bank, the Client shall examine the same and notify the Bank within sixty days of the date of receipt of any such advice or statement of any error therein. In the absence of any notification by the Client within the sixty days period, the transactions/entries indicated by the advice or statement shall be conclusively settled against the Client to be correct;

               (iii) The Bank's sole responsibility with regard to the sale proceeds of the Securities is to receive payment whether by way of cheque, bank draft or any other form, of such proceeds from the purchaser (or its agent), broker or any other party and to credit the Account with such proceeds; provided that the Bank shall not be liable to the Client in any way if such payment to the Bank is not honoured by the banker upon whom that payment is drawn or otherwise is not good, timely or valid payment. The Bank may make delivery of the Securities either contemporaneously with or before the receipt of such payment or purported payment in accordance with local settlement procedures;

               (iv) All collections of the Securities and/or Cash and of any funds or other property paid or distributed in respect of the Securities and/or Cash are made at the risk of the Client and the Bank is entitled to make payment prior to delivery of Securities in accordance with local settlement procedures and shall not be responsible, to the extent the Bank has exercised reasonable care, for the seller's (or its agent's), broker's or any other party's failure to make good, valid or timely delivery of any Securities and/or Cash nor, to the extent the Bank has exercised reasonable care, for the genuineness, validity or title of any documents received in respect of the Securities and/or Cash;

               (v) The Bank or its agents, as the case may be, may (but without being under any obligation) institute or defend legal proceedings, or take or defend any other action arising out of or in connection with the Securities and/or Cash provided that the Bank receives instructions from the Client authorizing such proceeding or other action and agreeing to indemnify the Bank against any reasonable costs, charges and expenses arising from such proceedings or other action;

               (vi) So long as and to the extent it has exercised reasonable care, the Bank does not have any responsibility for any loss or damage suffered by the Client that results from, or is caused by any reason or cause beyond its reasonable control, (including (without limitation) nationalisation, currency turmoil or restrictions, fire, acts of war, acts of God, acts of any authority whether de jure or de facto, requirements of any laws or regulations, change in laws or regulations, breakdown or failure of communication or computer facilities, strikes or industrial action, boycott, civil commotion or unrest, acts of terrorism, default, failure or delay of courier or delivery service, or acts or disruption of any relevant stock exchange, depository, clearing house, settlement system or market);

               (vii) So long as and to the extent it has exercised reasonable care, the Bank shall not be liable for any loss resulting from, or caused by the carrying out of any instructions as per the terms of this Agreement;

               (viii) The Client shall be responsible for all filings, tax returns and reports on any transactions undertaken pursuant to this Agreement which must be made to any relevant authority whether governmental or otherwise

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and for the payment of all unpaid calls, taxes, imposts, levies or duties due on any principal or interest, or any other liability or payment arising out of or in connection with the Securities and/or Cash, and in so far as the Bank is under any legal obligation to pay the same on behalf of the Client it may (but without liability if it failed to do so) do so out of the Securities and/or Cash only upon notification by the Bank to the Client;

               (ix) The Bank is not acting under this Agreement as investment manager or investment adviser to the Client and responsibility for the selection, acquisition and disposal of the Securities and/or Cash shall remain with the Client at all times;

               (x) The Bank shall not be bound to return identical securities lodged. The Client shall accept securities of the same class and type in place of the securities deposited;

               (xi) So long as and to the extent it has exercised reasonable care, the Bank shall not be liable for any negligence, default, failure or delay of any securities registration body or securities registrar (or similar party) and any losses arising therefrom (including non-receipt of bonus, dividends and any rights);

               (xii) The Bank shall not be liable for any consequential or indirect loss;

               (xiii) With respect to withholding taxes deducted and which may be deducted from any income received from any Property in the Account, the Bank shall perform such services as may be agreed by the parties in the Service Level Agreement;

               (xiv) The Bank is entitled at its discretion to reverse incorrect credit entries to any accounts (including where an entry was made in anticipation of receipt of funds/assets which receipt was however not fulfilled);

               (xv) Unless otherwise specified herein, the Bank shall not have any duty to monitor the compliance by the Client or its customers/agents with any guideline or restriction imposed by the Client's constitutional documents or by any other document, law or regulation (including compliance with any notification requirement relating to the Client's or its customers'/agents' beneficial ownership of securities);

               (xvi) The Bank may rely in good faith on the advice of legal counsel;

               (xvii) The Bank shall not have any liability in connection with its reliance in good faith on records provided to the Bank by the Client that were maintained for the Client by another party prior to the Bank's appointment hereunder; and

               (xviii) Where the Bank is providing market values of securities (via electronic on-line service or otherwise), the Bank may obtain information on such values from outside sources which the Bank considers to be reliable and the Bank makes no warranty as to the reliability, accuracy or completeness of such information to the extent the Bank has exercised reasonable care.

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               15.  INSTRUCTIONS
                    ------------

               (i) The Bank is authorised to act on any instructions given or purportedly given by Authorised Person(s) by any of the following methods:

               (a)  in writing;

               (b) by telegram, telex, facsimile, S.W.I.F.T. or other electronic or teleprocess instruction system (including email and db Custody) acceptable to the Bank (whether tested or untested);

               (c) orally (including via telephone) provided that any oral instructions shall be confirmed by the Client in the manner set forth in (a), (b) or (d) of this section, the Bank may in its absolute discretion act upon such oral instructions without further confirmation, or refrain from acting upon any oral instructions until it has received confirmation thereof;

               (d)  any other methods agreed between the Client and the Bank.

               (ii) The Bank may rely in the performance of its duties under this Agreement and without liability on its part, upon any instructions reasonably believed by it in good faith to be given by the Authorised Person(s) or any document which it believes to be genuine, and provided the Bank is not guilty of negligence, wilful misconduct or bad faith, the Bank shall have no responsibility for any losses or liabilities whatsoever should such instructions (or the signature thereon) or such document turn out to be unauthorised, erroneous or fraudulent;

               (iii) Instructions shall continue in full force and effect until cancelled or superseded;

               (iv) If any instructions are in the Bank's opinion conflicting and/or ambiguous, the Bank shall inform the Client and may without any liability on its part reasonably refuse to execute such instructions until such conflict or ambiguity has been resolved to its satisfaction;

               (v) Instructions shall be carried out subject to the rules, laws, operating procedures and market practice of any relevant stock exchange, Securities System, market or jurisdiction where or through which they are to be executed, and the Bank is entitled to execute any instructions in accordance with customary or established securities trading or securities processing practices and procedure in the jurisdiction or market in which the transaction occurs. The Bank may further refuse to execute any instruction or accept any deposit if in the Bank's reasonable opinion it is contrary to any applicable law, rule or other regulatory requirement (including those arising from any governmental authority, self-regulatory organisation, stock exchange, Securities System or market) or the assets for deposit are not in good order;

               (vi) The Bank may refuse to execute any instruction if in its reasonable opinion (a) there are reasonable grounds for believing that liabilities arising from the execution of such instruction may not be adequately covered by the Cash and/or Securities, (b) personal liabilities may be incurred by it pursuant to such instruction, (c) satisfactory arrangement for the settlement of any outstanding securities transaction hereunder has not been made or (d) the instruction may be unauthorised or fraudulent; and

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               (vii)  The Bank shall be under no duty to assess the prudence of any instructions or to give advice in relation thereto, and may act on the instructions irrespective of their prudence or otherwise.

               16.  INDEMNITY
                    ---------

               The Client agrees to indemnify the Bank and to hold the Bank harmless against all charges, costs, damages, losses, claims, liabilities, reasonable expenses, fees and disbursements (together with any value added tax or similar tax imposed thereon from time to time), which the Bank may suffer or incur howsoever in connection with or arising from this Agreement.

               Provided that this Clause shall not be available to the Bank if the liabilities for which it is seeking indemnity hereunder arise from its own negligence, willful misconduct or bad faith.

               17.  SECURITY FOR PAYMENT
                    --------------------

               To secure payment of all obligations due hereunder, the Customer hereby grants to the Custodian a continuing security interest in and right of setoff against the Accounts and all Property held therein from time to time in the full amount of such obligations. Provided however, that prior to exercising any such rights under this Section, the obligations shall, (i) have been billed to the Customer; (ii) not be the subject of good faith inquiry by the Customer; and (iii) remain due and unpaid by the Customer. Provided further, interest on such amounts shall accrue at the customary rate charged by the Custodian. If any such inquiry is raised by customer, the parties shall promptly engage in good faith discussions to resolve such inquiry. Customer shall use good faith efforts to notify the custodian if it has not received any invoice within a reasonable time after the date such invoice is customarily received. If no such notice is received from the customer, the invoice will be deemed received as of the date such invoice is customarily received. If customer has not responded to or disputed an invoice within 60 days of having received or deemed to have received such invoice the invoice will be deemed not the subject of inquiry by the Customer for the purposes of (ii) above. In any such case and without limiting the foregoing, the Custodian shall be entitled to take such other actions or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the New York UCC or any other applicable law.

               18.  FEES AND EXPENSES
                    -----------------

               Without prejudice to any of its liabilities and obligations under this Agreement the Client agrees to pay to the Bank from time to time (without any deduction) such fees/commission for its services pursuant to this Agreement as may be agreed in writing between the Bank and the Client and the Bank's reasonable out-of-pocket expenses, disbursements and costs incurred under this Agreement. The Client agrees to hold the Bank harmless from any liability, loss or withholding resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed in connection with or arising out of any payment, the Custody Account and/or the Cash Account. If any applicable law requires a deduction to be made to any payment, the Client shall

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pay such further sum to the Bank so that the Bank would ultimately receive an amount equal to that it would have received had no such deduction been made. The Client further agrees that the Bank may charge the Client interest at the Bank's applicable rate from time to time on any sums owed under this Agreement but not paid by the Client on the due date of payment.

               19.  TERMINATION
                    -----------

               Each of the Bank and the Client may terminate this Agreement on giving not less than 90 days written notice to the other party. Upon the expiry of such notice period the Bank shall account to the Client in accordance with the terms of this Agreement. This Agreement may be terminated by the Client or the Bank by ninety (90) days written notice to the other, provided that notice by the Client shall specify the names of the persons to whom the Bank shall deliver the Securities in the Account and whom the Cash in the Account shall be paid. If notice of termination is given by the Bank, the Client shall, within ninety (90) days following the giving of such notice, deliver to the Bank a written instruction specifying the names of persons to whom the Bank shall deliver the Securities in the Account and to whom the Cash in the Account shall be paid. In either case, the Bank shall deliver such Property and all records related thereto to the persons so specified. The Bank may in its discretion withhold from such delivery such Property as may be necessary to settle transactions pending at the time of such delivery. If within ninety (90) days following the giving of a notice of termination by the Bank, the Bank does not receive from the Client a written Instruction specifying the names of the persons to whom the Bank shall deliver the Securities in the Custody Account and to whom the Cash in the Cash Account shall be paid, the Bank, at its election, may deliver such Securities and pay such Cash to a bank doing business in the State of New York, USA (not having less than $2,000,000 aggregate capital, surplus and undivided profits) to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written Instruction as aforesaid is delivered to the Bank, provided that the Bank's obligations if it continues so to hold such Property shall be limited to settling transactions that are pending during such continued period and to safekeeping of such Securities and Cash. Upon termination hereof, Client shall pay to Bank such compensation as may be due to Bank, and shall likewise reimburse Bank for other amounts payable or reimbursable to Bank which have accrued up to the date of such termination hereunder. Termination of this Agreement shall not relieve the Bank from its obligations to settle any transactions pending on the termination date nor shall it relieve either party of any liability which it may have with respect to any of its actions or inactions during the period this Agreement was in effect.

               20.  ASSIGNMENT
                    ----------

               No party hereto may assign, transfer or charge all or any of its rights, benefits and obligations hereunder, but this Agreement shall enure to the benefit of the successor of any of the parties hereunder.

               21.  RULE 17F-5; RULE 17F-7
                    ----------------------

               The Bank and each Branch/Subsidiary represents that each Branch/Subsidiary as listed in Schedule I is an eligible foreign custodian as per Rule 17f-5 of the Investment Company Act of 1940. The Bank shall promptly notify the Client if the aforesaid representation ceases to be true, and in which event, the Client may terminate this Agreement vis-a-vis the relevant Branch/Subsidiary upon written notice to the Bank.

               22.  CONFIDENTIALITY
                    ---------------

               The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required or requested to be disclosed by any bank or other regulatory examiner of the Bank, Client, or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. The provisions of this Section shall survive the termination of this Agreement.

               23.  SEVERABILITY
                    ------------

               If any provision hereunder becomes invalid, illegal or unenforceable under any law, the validity, legality and enforceability of the remaining provisions and this Agreement shall not be affected or impaired.

               24.  ADVERSE CLAIMS
                    --------------

               Where the Bank is notified of any adverse claim or dispute in relation to any Securities and/or Cash, the Bank shall promptly inform the Client of the same and shall take whatever action is reasonably deemed necessary by it in relation to such Securities and/or Cash.

               25.  NOTICES
                    -------

               Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by registered mail, telex or facsimile addressed to the following addresses or to such other address as shall have been furnished by the receiving party pursuant to the provisions hereof and (b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answerback:

               For Client:   CIBC World Markets Corp.
                             200 Liberty Street
                             New York, New York 10281
                             Attn: James J. Dwyer
                             Phone: (212) 667-6725
                             Fax: (212) 667-4282

               For Bank:     Bankers Trust Company
                             130 Liberty Street, 20th Floor, MS NYC02-2204
                             New York, New York 10006
                             Attn: Richard J. Fogarty
                             Phone: (212) 250-7686
                             Fax: (212) 669-0898

               26.  AMENDMENT; MODIFICATION
                    -----------------------

               No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto. No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof of the exercise of any other power or right.

               27.  FURTHER TERMS AND CONDITIONS
                    ----------------------------

               The terms and conditions listed in the Annex(es) hereto and any Annex accepted by both parties from time to time shall be deemed to be incorporated into and form an integral part of this Agreement. Where there is any inconsistency between the terms of this Agreement and the Annex(es), the terms of the Annex(es) shall prevail.

               28.  POWER OF ATTORNEY
                    -----------------

               Where necessary, the Client shall execute such power of attorney in favour of the Bank, in the form as required by the Bank and the Bank shall not be obliged to proceed with any instructions until it has received the duly executed and notarized (if necessary) power of attorney.

               29.  INCONSISTENCY
                    -------------

               Where any inconsistency exists between any provision of this Agreement and the Bank's General Business Conditions, the provision of this Agreement shall prevail.

               30.  WAIVER OF SOVEREIGN IMMUNITY
                    ----------------------------

               Each party agrees that this Agreement involves only civil activities and represents a commercial transaction, and hereby expressly waives the defense of sovereign immunity (or any similar defense in the relevant jurisdiction) (including any defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state) to which it may be entitled.

               31.  GOVERNING LAW/PLACE OF JURISDICTION
                    -----------------------------------

               This Agreement shall be governed by, and interpreted in accordance with, the law of the State of New York. This Agreement shall not be assignable by either party, but shall bind the successors in interest of the Client and the Bank.

               32.  EXISTING ACCOUNTS
                    -----------------

               Where the Client has any existing account, the Bank shall be entitled at its discretion to treat this account as being governed by this Agreement or any provision hereof unless the Bank has received written instruction otherwise from the Client.

               IN WITNESS the hands of the parties hereto the day and year first above written.

Signed for and on behalf of The India Fund, Inc, as the Client

By:-----------------------------
Name:
Title:

In the presence of:

--------------------------------
Signed for and on behalf of Deutsche Bank AG for each Branch, as the Bank

By:-----------------------------          By:-----------------------------
Name:                                     Name:
Title:                                    Title:

Signed for and on behalf of Bankers Trust Company

By:-----------------------------
Name:
Title: